EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm

The General Partner and Unitholders
AllianceBernstein Holding L.P.:

We consent to the incorporation by reference in the Registration Statements (No. 033-52387, No. 333-127223, No. 333-51418, No. 333-49392, No. 333-47194, No. 333-47665, No. 333-47667, No. 033-65932, No. 033-65930, and No. 033-28534) on Form S-8 of AllianceBernstein Holding L.P. of our report dated February 24, 2006, with respect to the statement of financial condition of AllianceBernstein Holding as of December 31, 2005, and the related statements of income, changes in partners’ capital and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the December 31, 2006 annual report on Form 10-K of AllianceBernstein Holding L.P.

/s/ KPMG LLP
New York, New York
February 27, 2007

Consent of Independent Registered Public Accounting Firm

The General Partner and Unitholders
AllianceBernstein L.P.:

We consent to the incorporation by reference in the Registration Statements (No. 333-47192) on Form S-8 and (No. 333-64886) on Form S-3 of AllianceBernstein L.P. of our report dated February 24, 2006, with respect to the consolidated statement of financial condition of AllianceBernstein L.P. and subsidiaries as of December 31, 2005, and the related consolidated statements of income, changes in partners’ capital and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the December 31, 2006 annual report on Form 10-K of AllianceBernstein L.P. We also consent to the incorporation by reference of our report dated February 24, 2006 relating to the financial statement schedule, that is referenced in Item 15 (a) of this Form 10-K.

/s/ KPMG LLP
New York, New York
February 27, 2007